Company				Symbol

Abitibi-Consolidated Inc 	A
Agnico-Eagle Mines Limited 	AGE
Air Canada 			AC
Alcan Aluminium Limited 	AL
ATI Technologies Incorporated 	ATY
Ballard Power Systems Inc. 	BLD
Bank of Montreal            BMO-ZBM-WBM
Bank of Nova Scotia
(The) 			    BNS-ZBQ-WBQ
Barrick Gold
Corporation 	 	    ABX-ZBA-WBA
BCE Emergis Inc. 		IFM
BCE Inc. 		    BCE-ZBC-WBC
Biovail Corporation 		BVF
Bombardier Inc. 	    BBD-ZBB-WBB
Brascan Cl. A 			BNN
CAE Inc. 			CAE
Canada LifeFinancial
Corporation 			CLY
Canadian Imperial Bank
of Commerce		     CM-ZMC-WCO
Canadian National Railway
Company 			CNR
Canadian Natural
Resources Limited		CNQ
Canadian Pacific
Railway Limited 		CP
Canadien Pacific Ships 		TEU
Celestica Inc. 		    CLS-ZLS-WSL
CGI Inc. (Group) 		GIB
CI Fund Management Inc. 	CIX
Cognos Inc. 			CSN
Dofasco Inc. 			DFS
EnCanaCorporation 		ECA
Fairmont Hotels and Resorts 	FHR
Glamis Gold Ltd. 		GLG
Goldcorp Inc. 			G
Great-West Lifeco Inc. 		GWO
IAMGold Corporation 		IMG
Imperial Oil Limited 		IMO
Inco Limited 			N
JDS Uniphase Canada Ltd. 	JDU
Kinross Gold 			K
Loblaw Companies Ltd. 		L
Magna International Inc 	MG
Magna International Inc 	MGQ
Manulife Financial Corporation 	MFC
MDS Inc. 			MDS
Meridian Gold 			MNG
Molson Inc. Cl. A 		MOL
National Bank of Canada      NA-ZNA-WNA
Nexen Inc. 			NXY
Noranda Inc. 		    NRD-ZRD-WRD
Nortel Networks
Corporation 		     NT-ZNT-WNT
NOVA Chemicals Corporation 	NCX
Petro-Canada 			PCA
Placer Dome Inc. 	    PDG-ZDP-WDP
Precision Drilling Corporation 	PD
Quebecor World SV		IQW
QLT Phototherapeutics Inc. 	QLT
Research in Motion Limited 	RIM
Rogers Communications Inc. 	RCI
Royal Bank of Canada 	     RY-ZRY-WYR
Shaw Comm. Cl. B 		SJR
Sun Life Financial 		SLF
Suncor Energy Inc. 		SU
Talisman Energy Inc. 		TLM
Teck Cominco Limited Cl. B 	TEK
TELUS Corporation 		T
Thomson Corporation (THE)	TOC
Toronto Diminion Bank
(The) 			     TD-ZTD-WTD
TransAlta Corporation 		TA
TransCanada PipeLines Ltd. 	TRP
XEG Options on the iUnits
S&P/TSX Capped Energy Index
Fund				XEG
XFN Options on the iUnits
S&P/TSX Capped Financial
Index Fund                      XFN
ZGD OPTIONS ON THE iuNITS
S&P/TSX Capped Gold Index Fund XGL-XGD
XIT Options on the iUnits
S&P/TSX Capped Information
Technology Index Fund 	        XIT







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